Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
for Tender of
4.750% Senior Notes due 2021
of Tupperware Brands Corporation
As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company (“DTC”) for this purpose must be used to accept the Exchange Offer if certificates for 4.750% Senior Notes due 2021 (the “Old Notes”) of Tupperware Brands Corporation, a Delaware corporation (the “Company”), are not immediately available to the registered holder of such Old Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Old Notes to the account maintained by Wells Fargo Bank, N.A., as Exchange Agent (the “Exchange Agent”) at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to 5.00 p.m., New York City time, on                     , 2011, the 20th business day following the date of the Prospectus (the “Expiration Date”), unless extended by the Company. This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by certified or registered mail, by regular mail or overnight courier, by hand or, for Eligible Institutions only, by facsimile to the Exchange Agent. See “The Exchange Offer- Guaranteed Delivery Procedures.” Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.
The Exchange Agent for the Exchange Offer is:
Wells Fargo Bank, N.A., Exchange Agent
By Mail, Hand Delivery or Overnight Courier:
Wells Fargo Bank, N.A.
Corporate Trust Services
625 Marquette Avenue
MAC N9311-110
Minneapolis, Minnesota 55479
Attn: Choua Vang
For Information Call:
(612) 316-1252
By Facsimile Transmission:
(for Eligible Institutions only):
(612) 667-9825
Attn: Choua Vang, Corporate Trust Services

Confirm by Telephone:
(800) 344-5128
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery to a facsimile number other than the number listed above will not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Tupperware Brands Corporation, a Delaware corporation (the “Company”), the aggregate principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated                     , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) and in the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged.
The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the tendered Old Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the tendered Old Notes are accepted by the Company as contemplated herein. The undersigned represents, warrants and agrees that the undersigned and each beneficial owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Old Notes, and that the undersigned will comply with its obligations under the Registration Rights Agreement, dated as of June 2, 2011, by and among the Company, the Guarantor and the initial purchasers referred to therein. The undersigned has read and agrees to all of the terms of the Exchange Offer.
By tendering Old Notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and warrants that: (i) the undersigned is acquiring the New Notes in the ordinary course of the undersigned's business; (ii) neither the undersigned nor anyone receiving New Notes from the undersigned has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes in violation of the Securities Act; (iii) the undersigned is not holding Old Notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; and (iv) the undersigned is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, the undersigned acknowledges that the undersigned will deliver copy of the Prospectus in connection with any resale of the New Notes; however, by so acknowledging and by delivering such Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Old Notes will be determined by the Company (which power may be delegated to the Exchange Agent), whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.
All authority herein conferred or agreed to be conferred shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holders(s):
(Please Print)
Address(es):
Area Code and Telephone Number(s):

x
x
Signature(s) of Owner(s) or Authorized Signatory

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the tendered Old Notes as their name(s) appear(s) on certificates for such tendered Old Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s) and Address(es) of Registered Holder(s), exactly as name(s) appear(s) on Old Notes, or on a security position	Certificate number(s) of Old Notes*	Aggregate principal amount represented by certificate(s)	Aggregate principal amount tendered**

*	DOES NOT need to be completed if Old Notes are tendered by book-entry transfer.
**	Unless otherwise indicated, the holder will be deemed to have tendered the entire face amount of all Old Notes represented by tendered certificates.

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide the following information:

Signature:
Account Number:
Date:

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended, as an “Eligible Guarantor Institution,” which definition includes: (i) banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) national securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the exchange agent, within three New York Stock Exchange trading days after the date of execution of this notice, the original notes tendered hereby, either: (a) by book-entry transfer, to the account of the exchange agent at DTC, pursuant to the procedures for book-entry delivery set forth in the prospectus, together with an agent's message, with any required signature guarantees, and any other required documents, or (b) by delivering certificates representing the original notes tendered hereby, together with the properly completed, dated and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), with any required signature guarantees, and any other required documents.
The undersigned acknowledges that it must deliver the original notes tendered hereby, either (i) in the case of original notes held in book-entry form, by book-entry transfer into the account of the exchange agent at DTC, together with an agent's message, and any required signature guarantees and other required documents, or (ii) in the case of original notes held in certificated form, by delivering to the exchange agent certificates representing the original notes tendered hereby, together with the letter of transmittal (or a manually signed facsimile copy of the letter of transmittal), and any required signature guarantees and other required documents, in either case, within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.
(Please Type or Print)

(Firm Name)

(Firm Address)

(Area Code and Telephone Number and Fax Number)

(Authorized Signature)

(Print or Type Name of Signatory)

(Title)

(Date)

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.